As filed with the Securities and Exchange Commission on March 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mirum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-1281555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

950 Tower Lane, Suite 1050 Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

2019 Employee Stock Purchase Plan

2020 Inducement Plan

(Full titles of the plans)

Christopher Peetz

President and Chief Executive Officer

Mirum Pharmaceuticals, Inc.

950 Tower Lane, Suite 1050

Foster City, California 94404

(650) 667-4085

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason L. Kent

Alexa M. Ekman

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Mirum Pharmaceuticals, Inc. (the “Registrant”) for the purpose of registering (i) 1,535,253 additional shares of the Registrant’s common stock, par value $0.0001 (“Common Stock”), under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”), pursuant to the provisions off the 2019 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2019 Plan, (ii) 307,050 additional shares of the Registrant’s Common Stock under the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”), pursuant to the provisions off the 2019 ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2019 ESPP and (iii) 1,000,000 additional shares of the Registrant’s Common Stock under the Registrant’s 2020 Inducement Plan (the “2020 Inducement Plan”) for an aggregate of 2,500,000 shares of Common Stock issuable under the 2020 Inducement Plan, pursuant to approval of the Compensation Committee of the Registrant’s Board of Directors.

These additional shares of Common Stock are securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant previously registered (i) shares of Common Stock for issuance under the 2019 Plan and the 2019 ESPP pursuant to a Registration Statement on Form S-8 (File No. 333-233502) filed with the Securities and Exchange Commission (the “Commission”) on August 28, 2019, (ii) additional shares of Common Stock for issuance under the 2019 Plan and the 2019 ESPP and shares of Common Stock for issuance under the 2020 Inducement Plan pursuant to a Registration Statement on Form S-8 (File No. 333-238086) filed with the Commission on May 7, 2020 and (iii) additional shares of Common Stock for issuance under the 2019 Plan, the 2019 ESPP and the 2020 Inducement Plan pursuant to a Registration Statement on Form S-8 (File No. 333-254043) filed with the Commission on March 9, 2021 (collectively, the “Prior Registration Statements”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K, filed with the Commission on March 9, 2022;

(b)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38981) filed with the Commission on July 15, 2019 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 25, 2019).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 25, 2019).

4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232251), filed with the Commission on July 8, 2019).

4.4	Investors’ Rights Agreement, dated November 5, 2018 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-232251), filed with the Commission on June 21, 2019).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1	Mirum Pharmaceuticals, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-232251), filed with the Commission on July 8, 2019).

99.2	Forms of grant notice, stock option agreement and notice of exercise under the Mirum Pharmaceuticals, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-232251), filed with the Commission on July 8, 2019).

99.3	Forms of restricted stock unit grant notice and award agreement under the Mirum Pharmaceuticals, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-232251), filed with the Commission on July 8, 2019).

99.4	Forms of international grant notice, stock option agreement and notice of exercise under the Registrant’s 2019 Equity Incentive Plan (filed as Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 9, 2022).

99.5	Forms of international director grant notice, stock option agreement and notice of exercise under the Registrant’s 2019 Equity Incentive Plan (filed as Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 9, 2022).

99.6	Forms of international restricted stock unit grant notice and award agreement under the Registrant’s 2019 Equity Incentive Plan (filed as Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 9, 2022).

99.7	Mirum Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-232251), filed with the Commission on July 8, 2019).

99.8	The Registrant’s 2019 Employee Stock Purchase Plan Terms and Conditions – Non-U.S. Participants (filed as Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 9, 2022).

99.9	Mirum Pharmaceuticals, Inc. 2020 Inducement Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on May 7, 2020).

99.10	Forms of grant notice, stock option agreement and notice of exercise under the Mirum Pharmaceuticals, Inc. 2020 Inducement Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on May 7, 2020).

99.11	Forms of restricted stock unit grant notice and award agreement under the Mirum Pharmaceuticals, Inc. 2020 Inducement Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 10-Q, filed with the SEC on May 7, 2020, and incorporated by reference herein).

99.12	Forms of international grant notice, stock option agreement and notice of exercise under the Mirum Pharmaceuticals, Inc. 2020 Inducement Plan (filed as Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 9, 2022).

99.13	Forms of international restricted stock unit grant notice and award agreement under the Mirum Pharmaceuticals, Inc. 2020 Inducement Plan (filed as Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 9, 2022).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on March 9, 2022.

MIRUM PHARMACEUTICALS, INC.

By:	/s/ Christopher Peetz
Christopher Peetz
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Peetz and Ian Clements, Ph.D., and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Peetz Christopher Peetz	President, Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2022

/s/ Ian Clements, Ph.D. Ian Clements, Ph.D.	Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2022

/s/ Laura Brege Laura Brege	Director	March 9, 2022

/s/ Carol L. Brosgart, M.D. Carol L. Brosgart, M.D.	Director	March 9, 2022

/s/ William C. Fairey	Director	March 9, 2022
William C. Fairey

/s/ Laurent Fischer, M.D. Laurent Fischer, M.D.	Director	March 9, 2022

/s/ Michael Grey Michael Grey	Director	March 9, 2022

/s/ Patrick Heron Patrick Heron	Director	March 9, 2022

/s/ Edward T. Mathers	Director	March 9, 2022
Edward T. Mathers

/s/ Niall O’Donnell, Ph.D.	Director	March 9, 2022
Niall O’Donnell, Ph.D.